Exhibit 99.1

Sabre Reports Second Quarter 2016 Results

•	Second quarter revenue increased 19.5%

•	Net income attributable to common stockholders increased 123.6% and diluted net income attributable to common stockholders per share increased 108.3%

•	Adjusted EBITDA up 19.3% and Adjusted EPS up 37.0%

•	Airline and Hospitality Solutions revenue increased 16.4%

•	Travel Network revenue rose 20.9%, with bookings growth of 23.9%

SOUTHLAKE, Texas – August 2, 2016 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2016.

“Sabre second quarter results build on our growing and consistent track record of solid execution,” said Tom Klein, Sabre president and chief executive officer. “While the macro environment has offered little upside, our results demonstrate our ability to grow as we capitalize on strong demand for our Airline and Hospitality Solutions SaaS portfolio and as Travel Network continues to expand globally."

Q2 2016 Financial Summary

Sabre consolidated second quarter revenue increased 19.5% to $845.2 million, compared to $707.1 million for the same period last year.

Net income attributable to common stockholders totaled $72.0 million, compared to $32.2 million in the second quarter of 2015, an increase of 123.6%. The increase in net income attributable to common stockholders is primarily the result of strong operating income growth in both business segments and a loss on the extinguishment of debt in the year ago period. Second quarter consolidated Adjusted EBITDA was $271.5 million, a 19.3% increase from $227.6 million in the second quarter of 2015. The increase is the result of Adjusted EBITDA increases of 22.2% in Travel Network and 13.5% in Airline and Hospitality Solutions, respectively.

For the quarter, Sabre reported diluted net income attributable to common stockholders per share of $0.25 per share compared to $0.12 in the second quarter of 2015, an increase of 108.3%. Adjusted net income from continuing operations per share (Adjusted EPS) increased 37.0% to $0.37 from $0.27 per share in the second quarter of 2015.

Cash provided by operating activities totaled $123.6 million, compared to $136.2 million in the second quarter of 2015. Cash used in investing activities totaled $95.4 million, compared to $66.1 million in the second quarter of 2015. Cash used in financing activities totaled $63.4 million, compared to cash provided by financing activities of $56.5 million in the second quarter of 2015. Second quarter Free Cash Flow was $34.5 million, compared to $70.2 million in the year ago period. Capital expenditures totaled $89.1 million, compared to $66.1 million in the year ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $112.4 million, compared to $81.3 million in the second quarter of 2015.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Total Company:

Revenue	$845,242	$707,091	19.5	$1,704,785	$1,417,439	20.3
Operating Income	$142,039	$122,605	15.9	$313,461	$241,597	29.7
Net income attributable to common stockholders	$72,019	$32,207	123.6	$177,186	$239,701	(26.1)
Diluted net income attributable to common stockholders per share	$0.25	$0.12	108.3	$0.63	$0.86	(26.7)

Adjusted Gross Profit*	$373,265	$312,824	19.3	$761,461	$633,546	20.2
Adjusted EBITDA*	$271,484	$227,573	19.3	$558,964	$471,159	18.6
Adjusted Operating Income*	$193,163	$162,549	18.8	$406,153	$325,776	24.7
Adjusted Net Income*	$104,047	$76,054	36.8	$218,695	$150,988	44.8
Adjusted EPS*	$0.37	$0.27	37.0	$0.77	$0.54	42.6

Cash provided by operating activities	$123,619	$136,226	(9.3)	$263,784	$267,999	(1.6)
Cash (used in) investing activities	$(95,430)	$(66,051)	44.5	$(329,570)	$(127,815)	157.8
Cash (used in) provided by financing activities	$(63,432)	$56,514	(212.2)	$(174,334)	$34,233	(609.3)
Capital Expenditures	$89,121	$66,051	34.9	$164,593	$127,963	28.6
Adjusted Capital Expenditures*	$112,432	$81,285	38.3	$207,861	$157,524	32.0

Free Cash Flow*	$34,498	$70,175	(50.8)	$99,191	$140,036	(29.2)

Net Debt (total debt, less cash)	$3,219,566	$2,627,358
Net Debt / LTM Adjusted EBITDA*	3.1x	3.0x

Airline and Hospitality Solutions:

Revenue	$252,169	$216,632	16.4	$490,549	$421,532	16.4
Operating Income	$55,390	$49,075	12.9	$102,535	$77,566	32.2

Adjusted EBITDA*	$91,945	$80,985	13.5	$174,883	$152,473	14.7

Passengers Boarded	199,788	139,265	43.5	383,180	265,439	44.4

Travel Network:

Revenue	$597,910	$494,515	20.9	$1,223,386	$1,002,445	22.0
Transaction Revenue	$552,101	$427,781	29.1	$1,133,783	$875,076	29.6
Subscriber / Other Revenue	$45,809	$66,734	(31.4)	$89,603	$127,369	(29.7)
Operating Income	$217,252	$173,691	25.1	$458,796	$370,942	23.7

Adjusted EBITDA*	$251,587	$205,957	22.2	$524,761	$438,044	19.8

Total Bookings	127,794	103,129	23.9	262,681	208,563	25.9
Air Bookings	111,902	88,442	26.5	231,768	179,865	28.9
Non-air Bookings	15,892	14,687	8.2	30,913	28,698	7.7

Bookings Share	36.7%	36.8%		37.1%	36.3%
*indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

Second quarter Airline and Hospitality Solutions revenue increased 16.4% to $252.2 million compared to $216.6 million for the same period in 2015. Contributing to the rise in revenue was a 43.5% increase in airline passengers boarded through the SabreSonic reservation solution. Passengers boarded growth was driven by a mix of new implementations and 6% organic passengers boarded growth in the existing customer base. Growth in Airline Solutions was also driven by increased revenue from the AirVision and AirCentre solutions suites. Strong Sabre Hospitality Solutions growth, both organic and acquisition-related, also contributed to the revenue increase.

Second quarter Airline and Hospitality Solutions operating income increased 12.9% to $55.4 million from $49.1 million in the prior year period. Second quarter Airline and Hospitality Solutions Adjusted EBITDA increased 13.5% to $91.9 million from $81.0 million in the prior year period. Adjusted EBITDA margin was 36.5%, compared to 37.4% for the prior year quarter.

Sabre Travel Network

Second quarter Travel Network revenue increased 20.9% to $597.9 million, compared to $494.5 million for the same period in 2015. Total bookings increased 23.9%, driven by the now wholly-owned Asia-Pacific region and incremental growth in all other regions. Excluding acquisitions, Travel Network global bookings increased 1.7% in the quarter, with 1.3% growth in North America, 3.2% growth in EMEA, and 1.5% growth in Latin America.

Second quarter Travel Network operating income increased 25.1% to $217.3 million from $173.7 million in the prior year period. Second quarter Travel Network Adjusted EBITDA increased 22.2% to $251.6 million from $206.0 million in the prior year period. Adjusted EBITDA margin was 42.1%, compared to 41.6% for the prior year quarter.

Business Outlook and Financial Guidance

On May 17, 2016, the Staff of the Securities and Exchange Commission (the “SEC”) issued additional Compliance and Disclosure Interpretations (“C&DIs”) related to the use of publicly reported non-GAAP financial measures. These C&DIs are applicable to all companies with SEC reporting requirements and were effective immediately. As a result, Sabre has included the additional information below.

We are unable to provide forward guidance on a GAAP basis without unreasonable effort; however, the following information provides estimates of certain components of the non-GAAP adjustments contained in the guidance below. Full-year Adjusted Net Income guidance consists of full-year net income attributable to common stockholders less the estimated impact of income from discontinued operations, net of tax, of approximately $10 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $140 million; stock-based compensation expense of approximately $50 million; other items (primarily consisting of litigation and restructuring costs) of approximately $20 million; and the tax benefit of these adjustments of approximately $80 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by our projected weighted-average diluted common share count for the full year of approximately 283 million.

Full-year Adjusted EBITDA guidance consists of Adjusted Net Income guidance less the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $325 million; interest expense, net of approximately $160 million; and provision for income taxes less tax impact of net income adjustments of approximately $200 million.

Full-year Free Cash Flow guidance consists of full-year cash provided by operating activities of approaching $700 million less additions to property and equipment of approximately $325 million.

Full-Year 2016 Guidance

“We are pleased with our strong first-half performance,” said Rick Simonson, Sabre executive vice president and chief financial officer. “We continue to expect full-year income statement measures to be within our initial guidance ranges, reflecting strong full-year growth. However, looking over the balance of the year, the macro environment has deteriorated somewhat, which will impact bookings growth in the back half of the year. As a result, we now expect full-year revenue to be toward the lower end of our guidance range, or closer to 14.5%. We expect full-year Adjusted EBITDA, Adjusted Net Income and Adjusted EPS to be near the midpoint of their ranges as we manage the business to deliver against our objectives.

“As it relates to the outlook for 2016 Free Cash Flow, we have made the decision to accelerate certain investments this year to capture some attractive commercial opportunities, which will result in an increase in capital expenditures. A meaningful percentage of this investment is directly tied to strong sales activity in Travel Network that has recently resulted in a number of recent agency wins and renewals that will drive bookings and share gains over the coming years, driving an expected strong return on invested capital. As a result, we are adjusting our expectations for 2016 Free Cash Flow to approaching $375 million.”

In summary, Sabre's full-year 2016 guidance is as follows:

	Range	Growth Rate
($ millions, except for EPS)
Revenue	$3,390 - $3,430	14.5% - 15.8%

Adjusted EBITDA	$1,080 - $1,100	14.7% - 16.8%

Adjusted Net Income	$395 - $415	28.2% - 34.7%

Adjusted EPS	$1.40 - $1.47	27.3% - 33.6%

Free Cash Flow	Approaching $375M

Conference Call

Sabre will conduct its second quarter 2016 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Sabre Investor Relations website at investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "outlook," "guidance," “expect,” "will," "estimate," "positions," "momentum," “may,” “should,” “would,” “intend,” “believe,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, adverse global and regional economic and political conditions, including, but not limited to, the approval by voters in the U.K. for that country to exit the E.U., economic uncertainty over related negotiations and economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks arising from global operations, exposure to pricing pressure in the Travel Network business, the implementation and effects of new or renewed agreements, the financial and business effects of acquisitions, including integration of these acquisitions, dependence on maintaining and renewing contracts with customers and other counterparties, our ability to recruit, train and retain employees, including our key executive officers and technical employees, and the effort to identify a successor to our president and chief executive officer due to his intended resignation, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” section in our Quarterly Report on Form 10-Q filed with the SEC on April 28, 2016, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 19, 2016 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$845,242	$707,091	$1,704,785	$1,417,439
Cost of revenue (1) (2)	556,317	461,126	1,110,582	930,124
Selling, general and administrative (2)	146,886	123,360	280,742	245,718
Operating income	142,039	122,605	313,461	241,597
Other income (expense):
Interest expense, net	(37,210)	(42,609)	(78,412)	(89,062)
Loss on extinguishment of debt	—	(33,235)	—	(33,235)
Joint venture equity income	763	5,307	1,526	13,826
Other, net	876	197	4,236	(4,248)
Total other expense, net	(35,571)	(70,340)	(72,650)	(112,719)
Income from continuing operations before income taxes	106,468	52,265	240,811	128,878
Provision for income taxes	31,273	19,676	72,697	46,959
Income from continuing operations	75,195	32,589	168,114	81,919
(Loss) income from discontinued operations, net of tax	(2,098)	696	11,252	159,607
Net income	73,097	33,285	179,366	241,526
Net income attributable to noncontrolling interests	1,078	1,078	2,180	1,825
Net income attributable to common stockholders	$72,019	$32,207	$177,186	$239,701

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.27	$0.12	$0.60	$0.30
(Loss) income from discontinued operations	(0.01)	—	0.04	0.59
Net income per common share	$0.26	$0.12	$0.64	$0.89
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.26	$0.11	$0.59	$0.29
(Loss) income from discontinued operations	(0.01)	—	0.04	0.57
Net income per common share	$0.25	$0.12	$0.63	$0.86
Weighted-average common shares outstanding:
Basic	277,392	271,948	276,480	270,574
Diluted	283,001	279,101	282,648	278,082

Dividends per common share	$0.13	$0.09	$0.26	$0.18

(1) Includes amortization of upfront incentive consideration	$13,896	$10,878	$26,233	$22,050
(2) Includes stock-based compensation as follows:
Cost of revenue	$5,072	$2,902	$9,146	$6,435
Selling, general and administrative	7,738	4,428	13,953	9,689

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$68,312	$321,132
Accounts receivable, net	466,691	375,789
Prepaid expenses and other current assets	94,253	81,167
Total current assets	629,256	778,088
Property and equipment, net of accumulated depreciation of $851,364 and $850,587	689,712	627,529
Investments in joint ventures	25,203	24,348
Goodwill	2,543,515	2,440,431
Acquired customer relationships, net of accumulated amortization of $605,912 and $561,876	438,353	416,887
Other intangible assets, net of accumulated amortization of $504,068 and $480,037	421,836	419,666
Deferred income taxes	90,443	44,464
Other assets, net	709,104	642,214
Total assets	$5,547,422	$5,393,627

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$141,115	$138,421
Accrued compensation and related benefits	74,040	99,382
Accrued subscriber incentives	219,451	185,270
Deferred revenues	193,367	165,124
Other accrued liabilities	200,569	221,976
Current portion of debt	174,048	190,315
Tax Receivable Agreement	111,678	—
Total current liabilities	1,114,268	1,000,488
Deferred income taxes	107,680	83,562
Other noncurrent liabilities	530,869	656,093
Long-term debt	3,081,919	3,169,344

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 282,305,528 and 279,082,473 shares issued, 277,798,062 and 274,955,830 shares outstanding at June 30, 2016 and December 31, 2015, respectively	2,823	2,790
Additional paid-in capital	2,057,341	2,016,325
Treasury Stock, at cost, 4,507,466 and 4,126,643 shares at June 30, 2016 and December 31, 2015, respectively	(121,130)	(110,548)
Retained deficit	(1,136,831)	(1,328,730)
Accumulated other comprehensive loss	(93,135)	(97,135)
Noncontrolling interest	3,618	1,438
Total stockholders’ equity	712,686	484,140
Total liabilities and stockholders’ equity	$5,547,422	$5,393,627

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Operating Activities
Net income	$179,366	$241,526
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	194,726	166,617
Amortization of upfront incentive consideration	26,233	22,050
Litigation-related credits	(25,527)	(32,557)
Stock-based compensation expense	23,099	16,124
Allowance for doubtful accounts	6,131	5,329
Deferred income taxes	59,315	36,757
Joint venture equity income	(1,526)	(13,826)
Dividends received from joint venture investments	—	28,700
Amortization of debt issuance costs	3,892	3,181
Loss on extinguishment of debt	—	33,235
Other	3,030	7,505
Income from discontinued operations	(11,252)	(159,607)
Changes in operating assets and liabilities:
Accounts and other receivables	(83,551)	(47,647)
Prepaid expenses and other current assets	(15,354)	(631)
Capitalized implementation costs	(43,268)	(29,561)
Upfront incentive consideration	(47,228)	(22,994)
Other assets	(13,639)	(43,618)
Accrued compensation and related benefits	(25,663)	(22,802)
Accounts payable and other accrued liabilities	12,963	62,039
Deferred revenue including upfront solution fees	22,037	18,179
Cash provided by operating activities	263,784	267,999
Investing Activities
Additions to property and equipment	(164,593)	(127,963)
Acquisition, net of cash acquired	(164,977)	—
Other investing activities	—	148
Cash used in investing activities	(329,570)	(127,815)
Financing Activities
Proceeds of borrowings from lenders	378,000	600,000
Payments on borrowings from lenders	(485,796)	(491,215)
Debt prepayment fees and issuance costs	—	(40,215)
Net proceeds on the settlement of equity-based awards	4,808	18,239
Cash dividends paid to common stockholders	(72,060)	(48,919)
Other financing activities	714	(3,657)
Cash (used in) provided by financing activities	(174,334)	34,233
Cash Flows from Discontinued Operations
Cash used in operating activities	(12,407)	(26,036)
Cash provided by investing activities	—	278,834
Cash (used in) provided by in discontinued operations	(12,407)	252,798
Effect of exchange rate changes on cash and cash equivalents	(293)	(4,861)
(Decrease) increase in cash and cash equivalents	(252,820)	422,354
Cash and cash equivalents at beginning of period	321,132	155,679
Cash and cash equivalents at end of period	$68,312	$578,033

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations per share (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization and stock-based compensation.

We define Adjusted Operating Income as operating income adjusted for joint venture equity income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
Other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$72,019	$32,207	$177,186	$239,701
Loss (income) from discontinued operations, net of tax	2,098	(696)	(11,252)	(159,607)
Net income attributable to noncontrolling interests(1)	1,078	1,078	2,180	1,825
Income from continuing operations	75,195	32,589	168,114	81,919
Adjustments:
Acquisition-related amortization(2a)	34,018	23,211	68,148	44,886
Loss on extinguishment of debt	—	33,235	—	33,235
Other, net (4)	(876)	(197)	(4,236)	4,248
Restructuring and other costs (5)	1,116	—	1,240	—
Acquisition-related costs(6)	516	2,053	624	3,864
Litigation costs (reimbursements), net (7)	1,901	2,043	(1,945)	5,479
Stock-based compensation	12,810	7,330	23,099	16,124
Tax impact of net income adjustments	(20,633)	(24,210)	(36,349)	(38,767)
Adjusted Net Income from continuing operations	$104,047	$76,054	$218,695	$150,988
Adjusted Net Income from continuing operations per share	$0.37	$0.27	$0.77	$0.54
Diluted weighted-average common shares outstanding	283,001	279,101	282,648	278,082

Adjusted Net Income from continuing operations	$104,047	$76,054	$218,695	$150,988
Adjustments:
Depreciation and amortization of property and equipment(2b)	56,214	46,244	109,879	107,907
Amortization of capitalized implementation costs(2c)	8,211	7,902	16,699	15,426
Amortization of upfront incentive consideration(3)	13,896	10,878	26,233	22,050
Interest expense, net	37,210	42,609	78,412	89,062
Remaining provision for income taxes	51,906	43,886	109,046	85,726
Adjusted EBITDA	$271,484	$227,573	$558,964	$471,159

Reconciliation of Operating Income to Adjusted Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating income	$142,039	$122,605	$313,461	$241,597
Adjustments:
Joint venture equity income	763	5,307	1,526	13,826
Acquisition-related amortization(2a)	34,018	23,211	68,148	44,886
Restructuring and other costs (5)	1,116	—	1,240	—
Acquisition-related costs(6)	516	2,053	624	3,864
Litigation costs (reimbursements), net(7)	1,901	2,043	(1,945)	5,479
Stock-based compensation	12,810	7,330	23,099	16,124
Adjusted Operating Income	$193,163	$162,549	$406,153	$325,776

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Additions to property and equipment	$89,121	$66,051	$164,593	$127,963
Capitalized implementation costs	23,311	15,234	43,268	29,561
Adjusted Capital Expenditures	$112,432	$81,285	$207,861	$157,524

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash provided by operating activities	$123,619	$136,226	$263,784	$267,999
Cash used in investing activities	(95,430)	(66,051)	(329,570)	(127,815)
Cash used in financing activities	(63,432)	56,514	(174,334)	34,233

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash provided by operating activities	$123,619	$136,226	$263,784	$267,999
Additions to property and equipment	(89,121)	(66,051)	(164,593)	(127,963)
Free Cash Flow	$34,498	$70,175	99,191	140,036

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	LTM
Net income attributable to common stockholders	$176,340	$129,441	$105,167	$72,019	$482,967
(Income) loss from discontinued operations, net of tax	(53,892)	(100,909)	(13,350)	2,098	(166,053)
Net income attributable to noncontrolling interests(1)	676	980	1,102	1,078	3,836
Income from continuing operations	123,124	29,512	92,919	75,195	320,750
Adjustments:
Acquisition-related amortization(2a)	31,384	31,851	34,130	34,018	131,383
Loss on extinguishment of debt	—	5,548	—	—	5,548
Other, net (4)	(92,568)	(3,057)	(3,360)	(876)	(99,861)
Restructuring and other costs (5)	8,888	368	124	1,116	10,496
Acquisition-related costs(6)	9,350	1,223	108	516	11,197
Litigation costs (reimbursements), net(7)	9,318	1,912	(3,846)	1,901	9,285
Stock-based compensation	7,204	6,643	10,289	12,810	36,946
Depreciation and amortization of property and equipment(2b)	49,247	56,366	53,665	56,214	215,492
Amortization of capitalized implementation costs(2c)	7,606	8,409	8,488	8,211	32,714
Amortization of upfront incentive consideration(3)	9,525	11,946	12,337	13,896	47,704
Interest expense, net	40,581	43,655	41,202	37,210	162,648
Provision for income taxes	38,007	34,386	41,424	31,273	145,090
Adjusted EBITDA	$241,666	$228,762	$287,480	$271,484	$1,029,392

Net Debt (total debt, less cash)					$3,219,566
Net Debt / LTM Adjusted EBITDA					3.1

	Three Months Ended
	Sep. 30, 2014	Dec. 31, 2014	Mar. 31, 2015	Jun. 30, 2015	LTM
Net income attributable to common stockholders	$36,563	$46,400	$207,494	$32,207	$322,664
(Income) loss from discontinued operations, net of tax	3,946	(5,734)	(158,911)	(696)	(161,395)
Net income attributable to noncontrolling interests (1)	720	564	747	1,078	3,109
Income from continuing operations	41,229	41,230	49,330	32,589	164,378
Adjustments:
Acquisition-related amortization (2a)	21,899	22,639	21,675	23,211	89,424
Loss on extinguishment of debt	—	—	—	33,235	33,235
Other, net (4)	(1,124)	63,021	4,445	(197)	66,145
Restructuring and other costs (5)	5,150	1,636	—	—	6,786
Acquisition-related costs (6)	—	—	1,811	2,053	3,864
Litigation costs (reimbursements), net (7)	4,252	2,775	3,436	2,043	12,506
Stock-based compensation	5,365	6,245	8,794	7,330	27,734
Management fees	193	—	—	—	193
Depreciation and amortization of property and equipment (2b)	38,498	37,983	61,663	46,244	184,388
Amortization of capitalized implementation costs (2c)	9,083	8,790	7,524	7,902	33,299
Amortization of upfront incentive consideration (3)	10,388	12,181	11,172	10,878	44,619
Interest expense, net	50,153	51,545	46,453	42,609	190,760
Provision for income taxes	30,456	(49,371)	27,283	19,676	28,044
Adjusted EBITDA	$215,542	$198,674	$243,586	$227,573	$885,375

Net Debt (total debt, less cash)					$2,627,358
Net Debt / LTM Adjusted EBITDA					3.0

Reconciliation of Operating Income (loss) to Adjusted Gross Profit and Adjusted EBITDA by segment:

	Three Months Ended June 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$217,252	$55,390	$(130,603)	$142,039
Add back:
Selling, general and administrative	32,745	16,762	97,379	146,886
Cost of revenue adjustments:
Depreciation and amortization(2)	18,093	36,317	10,962	65,372
Amortization of upfront incentive consideration(3)	13,896	—	—	13,896
Stock-based compensation	—	—	5,072	5,072
Adjusted Gross Profit	281,986	108,469	(17,190)	373,265
Selling, general and administrative	(32,745)	(16,762)	(97,379)	(146,886)
Joint venture equity income	763	—	—	763
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,583	238	31,250	33,071
Restructuring and other costs (5)	—	—	1,116	1,116
Acquisition-related costs(6)	—	—	516	516
Litigation costs(7)	—	—	1,901	1,901
Stock-based compensation	—	—	7,738	7,738
Adjusted EBITDA	$251,587	$91,945	$(72,048)	$271,484

	Three Months Ended June 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$173,691	$49,075	$(100,161)	$122,605
Add back:
Selling, general and administrative	26,600	15,036	81,724	123,360
Cost of revenue adjustments:
Depreciation and amortization(2)	14,758	31,671	6,650	53,079
Amortization of upfront incentive consideration(3)	10,878	—	—	10,878
Stock-based compensation	—	—	2,902	2,902
Adjusted Gross Profit	225,927	95,782	(8,885)	312,824
Selling, general and administrative	(26,600)	(15,036)	(81,724)	(123,360)
Joint venture equity income	5,307	—	—	5,307
Joint venture intangible amortization(2a)	801	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	522	239	22,716	23,477
Acquisition-related costs(6)	—	—	2,053	2,053
Litigation costs(7)	—	—	2,043	2,043
Stock-based compensation	—	—	4,428	4,428
Adjusted EBITDA	$205,957	$80,985	$(59,369)	$227,573

	Six Months Ended June 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$458,796	$102,535	$(247,870)	$313,461
Add back:
Selling, general and administrative	66,118	35,003	179,621	280,742
Cost of revenue adjustments:
Depreciation and amortization(2)	35,753	71,807	24,319	131,879
Amortization of upfront incentive consideration(3)	26,233	—	—	26,233
Stock-based compensation	—	—	9,146	9,146
Adjusted Gross Profit	586,900	209,345	(34,784)	761,461
Selling, general and administrative	(66,118)	(35,003)	(179,621)	(280,742)
Joint venture equity income	1,526	—	—	1,526
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,453	541	59,853	62,847
Restructuring and other costs (5)	—	—	1,240	1,240
Acquisition-related costs(6)	—	—	624	624
Litigation reimbursements, net(7)	—	—	(1,945)	(1,945)
Stock-based compensation	—	—	13,953	13,953
Adjusted EBITDA	$524,761	$174,883	$(140,680)	$558,964

	Six Months Ended June 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$370,942	$77,566	$(206,911)	$241,597
Add back:
Selling, general and administrative	48,484	33,015	164,219	245,718
Cost of revenue adjustments:
Depreciation and amortization(2)	28,570	74,400	14,776	117,746
Amortization of upfront incentive consideration(3)	22,050	—	—	22,050
Stock-based compensation	—	—	6,435	6,435
Adjusted Gross Profit	470,046	184,981	(21,481)	633,546
Selling, general and administrative	(48,484)	(33,015)	(164,219)	(245,718)
Joint venture equity income	13,826	—	—	13,826
Joint venture intangible amortization(2a)	1,602	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,054	507	47,310	48,871
Acquisition-related costs(6)	—	—	3,864	3,864
Litigation costs(7)	—	—	5,479	5,479
Stock-based compensation	—	—	9,689	9,689
Adjusted EBITDA	$438,044	$152,473	$(119,358)	$471,159

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, and (iii) Abacus International Lanka Pte Ltd of 40% beginning in July 2015.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the first quarter of 2016, we recognized a gain of $6 million associated with the receipt of an earn-out payment related to the sale of a business in 2013. In the third quarter of 2015, we recognized a gain of $86 million associated with the remeasurement of our previously-held 35% investment in Abacus International Pte Ltd. In the fourth quarter of 2014, we recognized a charge of $66 million as a result of an increase to our tax receivable agreement liability. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)	Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group, Abacus and Airpas Aviation.

(7)	Litigation costs (reimbursements), net represent charges and legal fee reimbursements associated with antitrust litigation.